UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (as company under a Pooling and Servicing Agreement, dated as of February 1, 2006, providing for, inter alia, the issuance of Home Equity Mortgage Trust 2006-1 Home Equity Pass-Through Certificates, Series 2006-1)

Credit Suisse First Boston Mortgage Securities Corp.
(Exact Name of registrant as specified in its charter)
Delaware	333-127872-08	13-3320910
(State or Other Jurisdication of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11 Madison Avenue, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s telephone number, including area code, is: (212) 538-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February 13, 2006, between Credit Suisse First Boston Mortgage Securities Corp., as depositor and Credit Suisse Securities (USA) LLC, as underwriter.

Exhibit No.	Description
4

Pooling and Servicing Agreement, dated as of February 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc. as seller, U.S. Bank National Association, as trustee, Wilshire Credit Corporation, as a servicer, Ocwen Loan Servicing, LLC, as a servicer and Select Portfolio Servicing, Inc., as special servicer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

Dated: March 15, 2006

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

1.1	Underwriting Agreement, dated as of February 13, 2006, between Credit Suisse First Boston Mortgage Securities Corp., as depositor and Credit Suisse Securities (USA) LLC, as underwriter.
4

Pooling and Servicing Agreement, dated as of February 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc. as seller, U.S. Bank National Association, as trustee, Wilshire Credit Corporation, as a servicer, Ocwen Loan Servicing, LLC, as a servicer and Select Portfolio Servicing, Inc., as special servicer.